Exhibit 10.1

EIGHTH AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Eighth Amendment to Loan and Security Agreement is entered into as of March 14, 2025 (the “Amendment”), by and between HERITAGE BANK OF COMMERCE (“Bank”) and QUICKLOGIC CORPORATION (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of December 21, 2018 and as amended from time to time, including pursuant to that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of November 6, 2019 and that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of December 11, 2020, that certain Third Amendment to Loan and Security Agreement dated as of August 16, 2021, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of November 16, 2021, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of April 4, 2022, that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of December 31, 2022, and that certain Seventh Amendment to Amended and Restated Loan and Security Agreement dated as of December 7, 2023 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.        The following definition in Section 1.1 of the Agreement is amended and restated in its entirety to read as follows:

“Revolving Maturity Date” means December 31, 2026.

2.	The following is added as a new subsection (b) after the end of Section 2;1(a) of the Agreement:

(b) Bank Services. From time to time, Borrower may request, and Bank may provide, various bank services to Borrower, including automated clearing house transactions, credit cards, controlled disbursement accounts and check cashing services and the issuance of letters of credit (“Bank Services”), subject to Borrower’s execution and delivery of Bank’s standard agreements with respect to such Bank Services. Any amounts Borrower owes Bank pursuant to such Bank Services shall be deemed to be Obligations hereunder; Bank may require such obligations to be secured by cash collateral in such amounts and on terms reasonably acceptable to Bank.

3.	Section 6.3(d) of the Agreement is replaced in its entirety with the following:

(d) [Intentionally Omitted]

4.	Exhibit C to the Agreement is replaced in its entirety with the Exhibit C attached hereto.

5.        Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

6.        Borrower affirms and acknowledges that by submitting a Payment/Advance Form to Bank pursuant to Section 3.2 of the Agreement, Borrower is certifying that the representations and warranties contained in Section 5 of the Agreement are true and correct in all material respects, and that there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency, on and as of the date of Borrower’s request for such Credit Extension, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension.

7.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

8.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

9.    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	all original signed Loan Documents, duly executed by Borrower, including:

(i)	this Amendment; and

(ii)	corporate resolutions and incumbency certificate;

(b)	payment of all Bank Expenses incurred through the date of this Amendment; and

(c)        such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

QUICKLOGIC CORPORATION

By:	/s/ Elias Nader
Name:	Elias N. Nader
Title:	CFO and Senior VP of Finance

HERITAGE BANK OF COMMERCE

By:	/s/ David Mears
Name:	David Mears
Title:	Vice President

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	HERITAGE BANK OF COMMERCE

FROM:	QUICKLOGIC CORPORATION

The undersigned authorized officer of Quicklogic Corporation hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending          with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

A/R & A/P Agings	Quarterly within 45 days		Yes	No
Quarterly financial statements	Quarterly within 45 days		Yes	No
Compliance Certificate	Quarterly within 45 days		Yes	No
Annual operating projections (board approved)	Earlier of board approval or within 60 days		Yes	No
of fiscal year beginning
10K and 10Q	Within 5 days of filing		Yes	No
IP Notices	As required under Section 6.10		Yes	No

Financial Covenant	Required	Actual	Complies

Minimum Cash in Pledged Account	≥ outstanding amount of Advances		Yes	No

Minimum Remaining Months Liquidity [Unrestricted cash maintained at Bank (including the amounts held in the Pledged Account) minus the amount of outstanding Advances, divided by the absolute value of Borrower's EBITDA loss]	≥ 9		Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE		AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes No
DATE

4